UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2009
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center
41 South High Street
Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 480-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     Huntington Bancshares Incorporated (the “Company”) hereby amends its Current Report on Form 8-K dated June 11, 2009 and filed on June 12, 2009 (the “Original Form 8-K”) to provide information that was not determined or available at the time of the filing of the Original Form 8-K with respect to the agreement dated June 11, 2009 with certain related shareholders (the “June 11 Shareholders”) to exchange shares of Company common stock for up to 55,984 shares of the Company’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) held by the June 11 Shareholders. Accordingly, the Company and the June 11 Shareholders have determined to exchange an aggregate of 9,106,274 shares of Company common stock for 55,984 shares of Series A Preferred Stock. To the extent the exchanges are not already settled, they will settle on or before June 17, 2009. Other than as stated herein, there are no changes to the Original Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: June 16, 2009	By: /s/ Donald R. Kimble
Name: Donald R. Kimble
Title: Senior Executive Vice President
and Chief Financial Officer